AMENDED 2001 DIRECTORS STOCK OPTION PLAN
                       PENNSYLVANIA COMMERCE BANCORP, INC.
                       -----------------------------------


         1.       Purpose of Plan
                  ---------------

                  The purpose of this Plan is to enable Pennsylvania Commerce Bancorp, Inc. (hereinafter referred to as the "Company") to continue to attract and retain the services of nonemployee directors, directors emeritus, advisory directors, consultants and others with outstanding abilities by making it possible for them to purchase shares of the Company's Common Stock on terms which will give them a direct and continuing interest in the future success of the Company's business.

         2.       Definitions

                  "Company" means Pennsylvania Commerce Bancorp, Inc., a Pennsylvania business corporation.

                  "Committee of the Board" means a committee established by the Board consisting of three or more members of the Board. The Personnel Committee may be this committee.

                  "Director" for purposes of this Plan means a director of the Company who is not regularly employed on a salary basis by the Company or its subsidiary, Commerce Bank/Harrisburg, N.A.

                  "Eligible Participant" for purposes of this Plan means a Director, advisory director, director emeritus, consultant, or other individual the Board deems beneficial to the Company who is not regularly employed on a salary basis by the Company or its subsidiary, Commerce Bank/Harrisburg, N.A.

                  "Shares" means shares of Common Stock of the Company.

                  "Board" means the Board of Directors of the Company.

                  "Optionee" means a person to whom an option has been granted under this Plan which has not expired or been fully exercised or surrendered.

         3.       Limits on Options
                  -----------------

                  The total number of shares for which options may be granted under this Plan shall not exceed in the aggregate 100,000 shares. This number shall be appropriately adjusted if the number of issued shares shall be increased or reduced by change in par value, combination, or split-up, reclassification, distribution of a dividend payable in stock, or the like. The number of shares previously optioned and not theretofore delivered and the option prices therefor shall likewise be appropriately adjusted whenever the number of issued shares shall be increased or reduced by any such procedure after the date or dates on which such shares were optioned. Shares covered by options which have expired or which have been surrendered may again be optioned under this Plan.

         4.       Adjustment of Options
                  ---------------------

                  The number of shares optioned from time to time to individual Optionees under the Plan, and the option prices therefor, shall be appropriately adjusted to reflect any changes in par value, combination, split-up, reclassification, distribution of dividend payable in stock, or the like.

         5.       Granting of Options
                  -------------------

                  The Board, or if the Board so determines, the Committee of the Board, is authorized to grant options to Eligible Participants pursuant to this Plan during the calendar year 2001 and in any calendar year thereafter to December 31, 2010, but not thereafter. The number of shares, if any, optioned in each year, the Optionees to whom options are granted, and the number of shares optioned to each Optionee selected shall be wholly within the discretion of the Board or the Committee of the Board. If the Board acts, however, it shall do so only upon the advice and recommendation of the Committee of the Board upon all matters relating to the granting of options and the administration of this Plan, including determination of the rights and obligations of the Optionees. Any options granted in a given year shall be granted in February of that year.

         6.       Terms of Stock Options
                  ----------------------

                  The terms of stock options granted under this Plan shall be as follows:

                  (a) The option price shall be fixed by the Board or the Committee of the Board but shall in no event be less than 100% of the fair market value of the shares subject to the option on the date the option is granted. The fair market value of the shares shall be the average of the high and low sale prices of the Common Stock as reported on the NASDAQ Small Cap Market System on the trading day immediately preceding the date of grant or the closest preceding date if there are no high and low sale prices available on that date. If there are no high and low sale prices available for the Common Stock for the 30 trading days preceding the applicable grant date, then the Board of Directors shall make a determination of the option price on the basis of information which it determines best reflects current fair market value.

                  (b) Options shall not be transferable otherwise than by will or by the laws of descent and distribution. No option shall be subject, in whole or in part, to attachment, execution or levy of any kind.

                  (c) Each option shall expire and all rights thereunder shall end ten (10) years after the date on which it was granted, subject in all cases to earlier expiration as provided in paragraphs (d), (e) and
         (f) of this Section 6 in the event an Optionee ceases to serve in the capacity to which he has been appointed or dies.

                  (d) During the lifetime of an Optionee, his/her option shall be exercisable only by him/her and only while serving in that capacity to which he has been appointed or within that period of time after he/she otherwise ceases so to serve as determined by the Board of Directors (but in any event not later than the end of the period specified in paragraph (c) of this, Section 6).

                  (e) If an Optionee dies within a period during which his/her option could have been exercised by him, his/her option may be exercised within three months after his/her death (but not later than the end of the period specified in paragraph (c) of this Section 6) by those entitled under his/her will or the laws of descent and distribution, but only if and to the extent the option was exercisable by him/her immediately prior to his/her death.

                  (f) If Optionee is removed as a Director for any of the reasons specified in Section 1726(b) of the Pennsylvania Business Corporation Law of 1988 ("BCL"), or from any other position to which he has been appointed for reasons similar to the reasons specified in
         Section 1726(b) of the BCL, all options theretofore granted to the Optionee preceding such removal shall be forfeited by Optionee and rendered unexercisable.

                  (g) Subject to the foregoing terms and to such additional or different terms regarding the exercise of the options as the Board or the Committee of the Board may fix at the time of grant, options may be exercised in whole or in part from time to time.

         7.       Vesting of Options
                  ------------------

                  No Option granted under this Plan after January 1, 2005 may be exercised within one year from the date of the grant of the Option. Options held more than one year may be exercised based upon the Option holding period, pursuant to the following schedule:

                  Option Holding Period                       Percent Vested
                  ---------------------                       --------------

         Less than 1 year                                             0%
         More than 1 year and less than 2 years                      25
         More than 2 years and less than 3 years                     50
         More than 3 years and less than 4 years                     75
         More than 4 years                                          100


         8.       Exercise of Options
                  ------------------

                  No option granted under this Plan may be exercised before the first to occur of (i) one year from the date of option grant, or (ii) a Change in Control of the Company. Thereafter, options may be exercised in whole, or from time to time in part, for up to the total number of shares then subject to the option, less the number of shares previously purchased by exercise of the option.

         9.       Change in Control
                  ------------------

                  For the purposes of this Agreement, a Change in Control with respect to any Optionee shall be deemed to have occurred when any of the following events shall have occurred without the prior written consent of such Optionee:

                  (a) A change in identity of at least four (4) members of the Board of Directors or the addition of four (4) or more new members to the Board of Directors, or any combination of the foregoing, within any two (2) consecutive calendar year periods.

                  (b) A person or group acting in concert as described in
         Section 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") proposes to hold or acquire beneficial ownership within the meaning of Rule 13(d)(3) promulgated under the Exchange Act of a number of voting shares of the Company which constitutes either more than 50%, of the shares which voted in the election of Directors of the Company at the Shareholder's Meeting immediately preceding such determination, or (ii) more than 50% of the Company's outstanding voting shares. The term "proposes to hold or acquire"shall mean the right of a person or group to acquire or merge (whether such right is exercisable immediately or only after the passage of time, or upon the receipt of such regulatory approvals as are required by applicable law) pursuant to an agreement, arrangement or understanding (whether or not in writing) or upon the exercise or conversion of rights, exchange rights, warrants or options, or otherwise.

                  (c) A person or group acting in concert as described in
         Section 13(d)(2) of the Exchange Act has commenced a tender or exchange offer with respect to the voting shares of the Company or securities convertible or exchangeable into voting shares of the Company.

                  (d) A person or group acting in concert as described in
         Section 13(d)(2) of the Exchange Act has the right to vote shares of the Company pursuant to any agreement, arrangement or understanding (whether or not in writing), either (i) more than 50% of the shares which voted in the election of Directors of the Company at the Shareholder's Meeting immediately preceding such determination, or (ii) more than 50% of the Company's outstanding voting shares; provided, however, that such person or group acting in concert, shall not be deemed to have acquired such shares if the agreement, arrangement or understanding to vote such securities rises solely from a revocable proxy given in response to a Proxy Solicitation by management of the Company in connection with the Annual Meeting of the Shareholders of the Company.

10.      Reorganization of the Company
         -----------------------------

         In the event that the Company is succeeded by another corporation or Company in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor corporation or Company shall assume the outstanding options granted under this Plan or shall substitute new options for them.

11.      Delivery of Shares
         ------------------

         No shares shall be delivered upon the exercise of an option until the option price has been paid in full in cash or, at the discretion of the Board or the Committee of the Board, in whole or in part in the Company's Common Stock owned by the Optionee valued at fair market value on the date of exercise. If required by the Board, no shares will be delivered upon the exercise of an option until the Optionee has given the Company a satisfactory written statement that he/she is purchasing the shares for investment and not with a view to the sale or distribution of any such shares.

12.      Administration
         --------------

         The Board or the Committee of the Board may make such rules and regulations and establish such procedures, as it deems appropriate for the administration of this Plan. In the event of a disagreement as to the interpretation of this Plan or any amendment thereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to this Plan, the decision of the Board or the Committee of the Board (excluding, however, any Optionee(s) affected by such dispute or disagreement) shall be final and binding upon all persons in interest, including the Company and its shareholders.

12.      Reservation of Shares
         ---------------------

         Shares delivered upon the exercise of an option shall, in the discretion of the Board or the Committee of the Board, be either shares heretofore or hereafter authorized and then unissued, or previously issued shares heretofore or hereafter acquired through purchase in the open market or otherwise, or some of each. The Company shall be under no obligation to reserve or to retain in its treasury any particular number of shares at any time, and no particular shares, whether unissued or held as treasury shares, shall be identified as those optioned under this Plan.

13.      Amendment of Plan
         -----------------

         The Board may amend this Plan from time to time as it deems desirable.

14.      Termination of the Plan
         -----------------------

         The Board may, in its discretion, terminate this Plan at any time prior to December 31, 2010, but no such termination shall deprive Optionees of their rights under their options.

15.      Effective Date
         --------------

         This Plan shall become effective on January 1, 2001, and options hereunder may be granted at any time on or after that date.